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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the (1) Registration Statement (Form S-8/S-3 No. 333-81755) pertaining to the 1997 Stock Plan and 1998 Stock Employee Stock Purchase Plan of Covad Communications Group, Inc., (2) Registration Statement (Form S-8 No. 333-35632) pertaining to the 1997 Stock Option Plan of Laser Link.net, Inc., (3) Registration Statement (Form S-8 No. 333-49984) pertaining to the 2000 Stock Incentive Plan of BlueStar Communications Group, Inc. and (4) Registration Statement (Form S-8 No. 333-106211) pertaining to the Covad Communications Group, Inc. 2003 Employee Stock Purchase Plan of our report dated February 12, 2004, with respect to the consolidated financial statements of Covad Communications Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2003.


                                                  /s/ Ernst & Young LLP

Walnut Creek, California
February 23, 2004